Exhibit 99

Burger King Worldwide Reports Second Quarter 2014 Results

MIAMI – August 1, 2014 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the second quarter ended June 30, 2014.

BKW Chief Executive Officer, Daniel Schwartz commented, “We ended the first half of the year strong as we grew comparable sales across all four regions and accelerated restaurant openings. In the U.S. and Canada, marketing consistency and operational simplicity helped us drive a third consecutive quarter of comparable sales growth. Internationally, strong net restaurant growth and compelling product innovation helped grow sales and expand our presence in new and existing markets. We plan to deliver another strong second half of the year as we capitalize on the positive momentum we have generated through the continued efforts of our exceptional franchisees, partners, and employees.”

Second Quarter 2014 Highlights:

•	System-wide sales increased 5.4% in constant currency

•	Global comparable sales increased 0.9% in constant currency with growth across all four regions

•	Adjusted EBITDA increased 13.3% on an organic basis to $182.8 million

•	Adjusted Diluted EPS increased 19.1% to $0.25 per share

•	Net restaurant growth of 131, a 4.8% increase from the prior year

•	Raised dividend to $0.08 per share for the third quarter of 2014

Consolidated Financial Highlights:

	Results		Variance
	Three Months Ended June 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	0.9%	0.6%
System-wide Sales Growth[1]	5.4%	4.0%

Net Restaurant Growth	131	125	6	4.8%

Total Revenues	$261.2	$278.3	($17.1)	(6.1)%
Adjusted EBITDA[2]	$182.8	$162.5	$20.3	12.5%
Adjusted EBITDA Margin[2]	70.0%	58.4%	nm	11.6%
Adjusted Net Income[2]	$89.0	$74.4	$14.6	19.6%
Adjusted Diluted Earnings Per Share[2]	$0.25	$0.21	$0.04	19.1%
Net Income	$75.1	$62.9	$12.2	19.4%
Diluted Earnings Per Share	$0.21	$0.18	$0.03	18.8%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Organic Adjusted EBITDA Growth, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended June 30,
	2014	2013
System Comparable Sales Growth
U.S. & Canada	0.4%	(0.5%)
EMEA	0.9%	2.9%
LAC	1.1%	(2.2%)
APAC	3.7%	3.9%

Total	0.9%	0.6%

System Net Restaurant Growth
U.S. & Canada	(22)	(31)
EMEA	77	71
LAC	29	26
APAC	47	59

Total	131	125

System Ending Restaurant Count
U.S. & Canada	7,371	7,417
EMEA	3,556	3,210
LAC	1,583	1,424
APAC	1,298	1,075

Total	13,808	13,126

System-wide sales grew 5.4% in the second quarter, driven by comparable sales growth across all four regions and unit growth of 682 net new restaurants over the trailing twelve month (“TTM”) period, a 30.7% year-over-year increase compared to the same period a year ago.

Second quarter total reported revenues of $261.2 million declined (6.1%) from the prior year primarily due to the net refranchising of 360 company-owned restaurants in 2013. On an organic basis, excluding the impact of these global refranchising transactions and currency movements, revenue increased 6.4% year-over-year due to net restaurant growth and global comparable sales growth.

Adjusted EBITDA of $182.8 million grew 13.3% from the prior year on an organic basis, excluding the impact of refranchising transactions and currency movements, driven by double-digit organic Adjusted EBITDA growth in Europe, the Middle East, and Africa (“EMEA”), Latin America and the Caribbean (“LAC”), and Asia Pacific (“APAC”).

Adjusted Net Income and Adjusted Diluted EPS increased 19.6% and 19.1% respectively, compared to the prior year, due to an increase in Adjusted EBITDA partially offset by higher share-based compensation expense, higher interest expense, and higher adjusted income tax expense.

Operational and Segment Highlights

U.S. and Canada delivered comparable sales growth of 0.4%, the third consecutive quarter of positive results, driven by our strategy of launching fewer, more impactful products and by the continued popularity of our core offerings. The introduction of the Extra Long BBQ Cheeseburger as well as the BBQ Bacon WHOPPER® sandwich were effective at generating sales during the second quarter. The KING DEALS® value menu also performed well as we added the Bacon Cheeseburger Deluxe to the platform to ensure that our guests have fresh new options at compelling price points.

EMEA delivered second quarter comparable sales growth of 0.9%, its fourteenth consecutive quarter of comparable sales growth. Strength in Turkey, the United Kingdom, and Spain was partially offset by weakness in Germany. In Turkey, the premium “Gourmet Series” offerings complemented the Double Deals platform to help drive sales and traffic during Q2. Similarly, in the United Kingdom, the premium ANGRY WHOPPER® sandwich and the Summer BBQ promotion complemented our new KING SAVERS™ value menu. Finally, Spain continued to perform well due to expansion of our popular EUROKING and KING AHORRO® platforms. EMEA system-wide sales growth of 11.3% was primarily driven by 346 TTM net new restaurant openings.

LAC posted comparable sales growth of 1.1% in the second quarter, primarily driven by strength in Brazil partially offset by weakness in Mexico. In Brazil, the Picahna Steakhouse premium limited time offering (“LTO”) and the WHOPPER JR.® Furioso sandwich helped generate strong sales growth. Performance in Mexico struggled due to ongoing competitive pressures. LAC system-wide sales growth of 14.2% was primarily attributable to the impact of 159 TTM net new restaurant openings.

APAC comparable sales increased by 3.7% during Q2, the seventh consecutive quarter of comparable sales growth in the region. Growth was primarily led by Australia, where the Chicken Crunch premium LTO performed well, and South Korea, where we recently introduced the Hashbrown WHOPPER® sandwich. China delivered another solid quarter as a result of a strong lineup of premium products and a refresh of its value offerings. APAC system-wide sales growth of 14.3% was mainly driven by the 223 TTM net new restaurant openings.

Cash and Liquidity

As of quarter end, total debt was $3.0 billion and net debt was $2.1 billion. Our cash balance increased by $41.6 million in the second quarter after paying down $19.2 million of debt and paying out $24.7 million in dividends. This increase in cash in addition to a $20.3 million year-over-year increase in Adjusted EBITDA caused the net debt to TTM Adjusted EBITDA ratio to decline to 3.0x.

On July 31, 2014, the Company’s Board of Directors approved an increase in the quarterly dividend to $0.08 per share for the third quarter. The dividend is payable on August 26, 2014, to shareholders of record at the close of business on August 12, 2014. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Friday, August 1, 2014, to review financial results for the quarter ended June 30, 2014. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Julissa Bonfante, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 98 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the Company’s plan to deliver another strong second half of the year as it capitalizes on the positive momentum generated through the continued efforts of its exceptional franchisees, partners and employees. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the Company’s products; and risks related to the effectiveness of the Company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
	(In millions, except per share data)
Revenues:
Franchise and property revenues	$242.9	$225.6	$17.3	7.7%
Company restaurant revenues	18.3	52.7	(34.4)	(65.3)%

Total revenues	261.2	278.3	(17.1)	(6.1)%
Franchise and property expenses	35.7	36.7	(1.0)	(2.7)%
Company restaurant expenses	15.7	46.6	(30.9)	(66.3)%
Selling, general and administrative expenses	47.0	61.5	(14.5)	(23.6)%
Other operating expenses (income), net	11.3	0.3	11.0	NM

Total operating costs and expenses	109.7	145.1	(35.4)	(24.4)%

Income from operations	151.5	133.2	18.3	13.7%
Interest expense, net	50.6	50.0	0.6	1.2%

Income before income taxes	100.9	83.2	17.7	21.3%
Income tax expense	25.8	20.3	5.5	27.1%

Net income	$75.1	$62.9	$12.2	19.4%

Earnings per share:
Basic	$0.21	$0.18	$0.03	18.9%

Diluted	$0.21	$0.18	$0.03	18.8%

Weighted average shares outstanding
Basic	352.3	350.9	1.4	0.4%

Diluted	359.4	357.7	1.7	0.5%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended
	June 30,		Increase / (Decrease)
	2014	2013	$	%
	(In millions, except per share data)
Revenues:

Franchise and property revenues	$465.3	$432.2	$33.1	7.7%
Company restaurant revenues	36.8	173.8	(137.0)	(78.8)%

Total revenues	502.1	606.0	(103.9)	(17.1)%

Franchise and property expenses	73.1	73.0	0.1	0.1%
Company restaurant expenses	31.2	154.7	(123.5)	(79.8)%
Selling, general and administrative expenses	95.2	128.2	(33.0)	(25.7)%
Other operating expenses (income), net	19.8	14.5	5.3	36.6%

Total operating costs and expenses	219.3	370.4	(151.1)	(40.8)%

Income from operations	282.8	235.6	47.2	20.0%
Interest expense, net	100.6	99.1	1.5	1.5%

Income before income taxes	182.2	136.5	45.7	33.5%
Income tax expense	46.7	37.8	8.9	23.5%

Net income	$135.5	$98.7	$36.8	37.3%

Earnings per share:
Basic	$0.38	$0.28	$0.10	36.7%

Diluted	$0.38	$0.28	$0.10	36.6%

Weighted average shares outstanding
Basic	352.3	350.7	1.6	0.5%

Diluted	359.3	357.4	1.9	0.5%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	As of
	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$904.7	$786.9
Trade and notes receivable, net	170.4	179.7
Prepaids and other current assets, net	82.4	69.8
Deferred income taxes, net	20.0	38.0

Total current assets	1,177.5	1,074.4

Property and equipment, net of accumulated depreciation of $209.7 million and $187.9 million, respectively	786.1	801.5
Intangible assets, net	2,773.7	2,796.0
Goodwill	629.0	630.0
Net investment in property leased to franchisees	151.4	163.1
Other assets, net	236.4	363.5

Total assets	$5,754.1	$5,828.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$24.1	$31.1
Accrued advertising	72.8	56.5
Other accrued liabilities	156.4	177.0
Current portion of long term debt and capital leases	94.1	81.4

Total current liabilities	347.4	346.0

Term debt, net of current portion	2,860.0	2,880.2
Capital leases, net of current portion	70.0	75.4
Other liabilities, net	300.8	317.9
Deferred income taxes, net	638.4	692.8

Total liabilities	4,216.6	4,312.3

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 352,280,790 shares issued at June 30, 2014; 352,161,950 shares issued at December 31, 2013	3.5	3.5
Additional paid-in capital	1,249.0	1,239.9
Retained earnings	311.7	225.5
Accumulated other comprehensive income (loss)	(19.4)	54.6
Treasury stock, at cost; 345,286 shares at June 30, 2014 and 345,286 shares at December 31, 2013	(7.3)	(7.3)

Total stockholders’ equity	1,537.5	1,516.2

Total liabilities and stockholders’ equity	$5,754.1	$5,828.5

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$135.5	$98.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32.2	32.6
Amortization of deferred financing costs and debt issuance discount	30.1	27.5
Equity in net loss from unconsolidated affiliates	9.9	6.8
(Gain) loss on remeasurement of foreign denominated transactions	(2.3)	3.0
Amortization of defined benefit pension and postretirement items	(1.6)	(0.7)
Realized loss on terminated caps/swaps	4.2	2.8
Net losses (gains) on refranchisings and dispositions of assets	3.6	(2.1)
Bad debt (recoveries) expense, net	(0.2)	2.2
Share-based compensation expense	6.0	4.8
Deferred income taxes	5.0	22.2
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	11.4	0.7
Prepaids and other current assets	7.7	0.7
Accounts and drafts payable	(8.4)	(19.8)
Accrued advertising	(13.1)	0.2
Other accrued liabilities	4.8	(35.7)
Other long-term assets and liabilities	(11.7)	(13.7)

Net cash provided by operating activities	213.1	130.2

Cash flows from investing activities:
Payments for property and equipment	(7.2)	(8.6)
(Payments) proceeds from refranchisings, disposition of assets and restaurant closures	(6.8)	48.6
Payments for acquired franchisee operations, net of cash acquired	—	(11.9)
Return of investment on direct financing leases	7.7	8.1
Other investing activities	(0.3)	—

Net cash (used for) provided by investing activities	(6.6)	36.2

Cash flows from financing activities:
Repayments of term debt and capital leases	(38.3)	(25.3)
Dividends paid on common stock	(49.3)	(38.6)
Proceeds from stock option exercises	—	2.5
Excess tax benefits from share-based compensation	—	3.5

Net cash used for financing activities	(87.6)	(57.9)

Effect of exchange rates on cash and cash equivalents	(1.1)	(1.1)
Increase in cash and cash equivalents	117.8	107.4
Cash and cash equivalents at beginning of period	786.9	546.7

Cash and cash equivalents at end of period	$904.7	$654.1

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

	Three Months Ended June 30,
Key Business Metrics	2014	2013
System-wide sales growth	5.4%	4.0%
Franchise sales (in millions)	$4,274.6	$4,060.9
System comparable sales growth	0.9%	0.6%
System Net Restaurant Growth (NRG)	131	125
Net Refranchisings	—	305
Restaurant counts at period end
Company	52	74
Franchise	13,756	13,052
System	13,808	13,126

FX Impact	Three Months Ended June 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Consolidated total revenues	$(0.5)	$(1.3)
Consolidated franchise and property expenses	(0.4)	0.1
Consolidated SG&A	(0.4)	(0.2)
Consolidated income from operations	(1.5)	(0.7)
Consolidated net income	(1.6)	(0.7)
Consolidated adjusted EBITDA	(0.5)	(0.9)

U.S. & Canada

	Three Months Ended June 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	(0.3)%	(0.1)%
Franchise sales (in millions)	$2,260.5	$2,264.8
System comparable sales growth	0.4%	(0.5)%
System NRG	(22)	(31)
Net Refranchisings	—	94
Restaurant counts at period end
Company	52	52
Franchise	7,319	7,365
System	7,371	7,417

	Three Months Ended		Variance
	June 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise:
Franchise and property revenues	$140.6	$137.9	$2.7	2.0%
Franchise and property expenses	27.8	29.0	1.2	4.1%
Company:
Company restaurant revenues	18.3	26.2	(7.9)	(30.2)%
CRM	2.6	2.4	0.2	8.3%
CRM %	14.2%	9.2%	—	5.0%
Segment SG&A	11.9	13.9	2.0	14.4%
Segment depreciation and amortization	9.8	10.1	0.3	3.0%
Segment income	113.3	107.5	5.8	5.4%

FX Impact	Three Months Ended June 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$(0.4)	$(0.3)
Segment franchise and property expenses	0.2	—
Segment income	(0.3)	(0.1)

EMEA

	Three Months Ended June 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	11.3%	8.7%
Franchise sales (in millions)	$1,234.3	$1,068.6
System comparable sales growth	0.9%	2.9%
System NRG	77	71
Net Refranchisings	—	113
Restaurant counts at period end
Company	—	19
Franchise	3,556	3,191
System	3,556	3,210

	Three Months Ended		Variance
	June 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise and property revenues	$67.4	$57.1	$10.3	18.0%
Franchise and property expenses	7.2	7.0	(0.2)	(2.9)%
Segment SG&A	9.3	10.9	1.6	14.7%
Segment depreciation and amortization	2.1	2.1	—	—
Segment income	53.0	45.0	8.0	17.8%

FX Impact	Three Months Ended June 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$1.7	$0.2
Segment franchise and property expenses	(0.6)	0.1
Segment income	1.7	0.5

LAC

	Three Months Ended June 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	14.2%	13.0%
Franchise sales (in millions)	$365.3	$357.6
System comparable sales growth	1.1%	(2.2)%
System NRG	29	26
Net Refranchisings	—	98
Restaurant counts at period end
Company	—	—
Franchise	1,583	1,424
System	1,583	1,424

	Three Months Ended		Variance
	June 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise and property revenues	$19.3	$17.5	$1.8	10.3%
Franchise and property expenses	0.2	0.1	(0.1)	NM
Segment SG&A	1.7	2.0	0.3	15.0%
Segment depreciation and amortization	—	0.1	0.1	NM
Segment income	17.4	15.5	1.9	12.3%

NM - not meaningful

FX Impact	Three Months Ended June 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$(1.9)	$(1.0)
Segment franchise and property expenses	—	—
Segment income	(2.0)	(1.1)

APAC

	Three Months Ended June 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	14.3%	8.9%
Franchise sales (in millions)	$414.5	$369.9
System comparable sales growth	3.7%	3.9%
System NRG	47	59
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	3
Franchise	1,298	1,072
System	1,298	1,075

	Three Months Ended		Variance
	June 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise and property revenues	$15.6	$13.1	$2.5	19.1%
Franchise and property expenses	0.5	0.6	0.1	NM
Segment SG&A	2.1	1.7	(0.4)	(23.5)%
Segment depreciation and amortization	0.5	0.6	0.1	16.7%
Segment income	13.5	11.4	2.1	18.4%

FX Impact	Three Months Ended June 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$0.1	$(0.2)
Segment franchise and property expenses	—	—
Segment income	0.1	(0.2)

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating Expenses (Income), net	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions)
Net losses (gains) on disposal of assets, restaurant closures and refranchisings	$5.1	$(4.3)	$7.9	$0.3
Litigation settlements and reserves, net	2.1	0.4	2.2	0.5
Foreign exchange net (gains) losses	(2.9)	2.3	(2.5)	5.6
Equity in net loss from unconsolidated affiliates	5.9	1.6	9.9	6.8
Other, net	1.1	0.3	2.3	1.3

Other operating expenses (income), net	$11.3	$0.3	$19.8	$14.5

Selling, general and administrative expenses	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in millions)
Selling expenses	$0.1	$1.0	$0.3	$4.7

Management general and administrative expenses	39.3	44.4	80.6	93.3
Share-based compensation and non-cash incentive compensation expense	4.2	3.2	7.7	5.9
Depreciation and amortization	3.4	3.1	6.6	5.4
Global portfolio realignment project costs	—	9.8	—	18.9

Total general and administrative expenses	46.9	60.5	94.9	123.5

Selling, general and administrative expenses	$47.0	$61.5	$95.2	$128.2

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended June 30, 2014

(Unaudited)

					Refran.	Adjusted	FX
	Actual		Q2 ‘14 vs. Q2 ‘13		Impact	Q2 ‘13	Impact	Organic Growth
$ in millions	Q2 ‘14	Q2 ‘13	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$158.9	$164.1	$(5.2)	(3.2)%	$(6.3)	$157.8	$(0.4)	$1.5	1.0%
EMEA	67.4	82.9	(15.5)	(18.7)%	(25.4)	57.5	1.7	8.2	14.3%
LAC	19.3	17.5	1.8	10.3%	—	17.5	(1.9)	3.7	21.1%
APAC	15.6	13.8	1.8	13.0%	(0.6)	13.2	0.1	2.3	17.4%

Consolidated	$261.2	$278.3	$(17.1)	(6.1)%	$(32.3)	$246.0	$(0.5)	$15.7	6.4%

Adjusted EBITDA
North America	$113.3	$107.5	$5.8	5.4%	$—	$107.5	$(0.3)	$6.1	5.7%
EMEA	53.0	45.0	8.0	17.8%	(0.8)	44.2	1.7	7.1	16.1%
LAC	17.4	15.5	1.9	12.3%	—	15.5	(2.0)	3.9	25.2%
APAC	13.5	11.4	2.1	18.4%	0.1	11.5	0.1	1.9	16.5%
Unallocated Management G&A	(14.4)	(16.9)	2.5	(14.8)%	—	(16.9)	—	2.5	(14.8)%

Consolidated	$182.8	$162.5	$20.3	12.5%	$(0.7)	$161.8	$(0.5)	$21.5	13.3%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
EBITDA and adjusted EBITDA:	2014	2013	2014	2013
	(In millions)		(In millions)
U.S. and Canada	$113.3	$107.5	$215.9	$205.0
EMEA	53.0	45.0	101.1	87.3
LAC	17.4	15.5	32.3	30.6
APAC	13.5	11.4	25.2	21.8
Unallocated Management G&A	(14.4)	(16.9)	(32.0)	(37.2)

Adjusted EBITDA	182.8	162.5	342.5	307.5
Share-based compensation and non-cash incentive compensation expense (1)	4.2	3.2	7.7	5.9
Global portfolio realignment project costs (2)	—	9.8	—	18.9
Other operating expenses (income), net	11.3	0.3	19.8	14.5

EBITDA	167.3	149.2	315.0	268.2
Depreciation and amortization	15.8	16.0	32.2	32.6

Income from operations	151.5	133.2	282.8	235.6
Interest expense, net	50.6	50.0	100.6	99.1
Income tax expense	25.8	20.3	46.7	37.8

Net income	$75.1	$62.9	$135.5	$98.7

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
Adjusted net income	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(In millions, except per share data)
Net income	$75.1	$62.9	$135.5	$98.7
Income tax expense	25.8	20.3	46.7	37.8

Income before income taxes	100.9	83.2	182.2	136.5
Adjustments:
Franchise agreement amortization	5.3	5.0	10.6	10.2
Amortization of deferred financing costs and original issue discount	2.6	2.7	5.2	5.2
Global portfolio realignment project costs (2)	—	9.8	—	18.9
Other operating expenses (income), net	11.3	0.3	19.8	14.5

Total adjustments	19.2	17.8	35.6	48.8
Adjusted income before income taxes	120.1	101.0	217.8	185.3

Adjusted income tax expense (3)	31.1	26.6	56.7	50.8

Adjusted net income	$89.0	$74.4	$161.1	$134.5

Adjusted Diluted- EPS (Adjusted Net Income)	$0.25	$0.21	$0.45	$0.38

Diluted Weighted Average Shares	359.4	357.7	359.3	357.4

Non-GAAP Financial Measures

Reconciliation of Net Debt / TTM Adj. EBITDA

	As of
Net debt to adjusted EBITDA	June 30, 2014	December 31, 2013
	(In millions, except ratios)
Long term debt, net of current portion	$2,860.0	$2,880.2
Capital leases, net of current portion	70.0	75.4
Current portion of long term debt and capital leases	94.1	81.4

Total Debt	3,024.1	3,037.0

Cash and cash equivalents	904.7	786.9
Net debt	2,119.4	2,250.1
TTM adjusted EBITDA	700.6	665.6

Net debt / TTM adjusted EBITDA	3.0x	3.4x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
EBITDA and adjusted EBITDA	June 30, 2014	December 31, 2013
	(In millions)
Net income	$270.5	$233.7
Interest expense, net	201.5	200.0
Income tax expense	97.4	88.5
Depreciation and amortization	65.2	65.6

EBITDA	634.6	587.8
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	19.4	17.6
Global portfolio realignment project costs (2)	7.3	26.2
Other operating expenses (income), net	39.3	34.0

Total adjustments	66.0	77.8

Adjusted EBITDA	$700.6	$665.6

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2013 and 2014 cash bonus, respectively.
(2)	Represents costs associated with the project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services. The project was completed in 2013.
(3)	Adjusted income tax expense for the periods indicated is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.